Exhibit 99.1

Contact: Kenneth A. Kurtzman
(203) 252-5833
PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS
FINANCIAL RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2011

HAMILTON, BERMUDA, February 7, 2012 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $7.1 million and diluted earnings per common share of $0.19 for the quarter ended December 31, 2011 and a net loss of $224.1 million and loss per common share of $6.04 for the year ended December 31, 2011.

The results for the quarter include net premiums earned of $167.3 million, net favorable development of $27.1 million and net investment income of $29.8 million.  The results also reflect the net negative impact of $55.4 million from 2011 major catastrophe losses, net of retrocessional coverage, reinstatement premiums and taxes, as well as net impairment losses of $13.1 million, net of taxes.

Michael D. Price, Platinum’s Chief Executive Officer, commented, “2011 was a challenging year for Platinum with catastrophe losses dominating our results.  Our book value per common share was $47.59 as of December 31, 2011, a decrease of 5.2% for the full year. The book value per common share reduction was muted relative to the return on equity due to strong performance of our investment portfolio on a total return basis and the favorable effects of buying back shares.”

Mr. Price added, “Absent major events in the insurance or capital markets, we expect relative stability in overall reinsurance rate adequacy in 2012.  We believe we are well positioned to participate profitably in select reinsurance classes, prudently manage our investment portfolio, and continue actively buying back shares.”

Results for the quarter ended December 31, 2011 are summarized as follows:

•	Net income was $7.1 million and diluted earnings per common share were $0.19.

•	Net premiums written were $153.7 million and net premiums earned were $167.3 million.

•	GAAP combined ratio was 102.2%.

•	Net investment income was $29.8 million.

•	Net realized gains on investments were $0.7 million.

Results for the quarter ended December 31, 2011 as compared with the quarter ended December 31, 2010 are summarized as follows:

•	Net income was $7.1 million compared to net loss of $17.7 million.

•	Net premiums written decreased $8.3 million (or 5.1%) and net premiums earned decreased $17.7 million (or 9.5%).

•	GAAP combined ratio decreased 5.6 percentage points.

•	Net investment income decreased $0.7 million (or 2.2%).

•	Net realized gains on investments decreased $7.8 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended December 31, 2011 were $76.8 million, $74.5 million and $2.3 million, respectively, representing 50.0%, 48.5% and 1.5%, respectively, of total net premiums written. Combined ratios for these segments were 114.8%, 92.2% and 23.8%, respectively. Compared with the quarter ended December 31, 2010, net premiums written decreased $0.1 million (or 0.1%), $8.1 million (or 9.8%) and $0.1 million (or 5.1%) in the Property and Marine, Casualty and Finite Risk segments, respectively.

Results for the year ended December 31, 2011 are summarized as follows:

•	Net loss was $224.1 million and the loss per common share was $6.04.

•	Net premiums written were $651.5 million and net premiums earned were $689.5 million.

•	GAAP combined ratio was 143.0%.

•	Net investment income was $125.9 million.

•	Net realized gains on investments were $3.9 million.

Results for the year ended December 31, 2011 as compared with the year ended December 31, 2010 are summarized as follows:

•	Net loss was $224.1 million compared to net income of $215.5 million.

•	Net premiums written decreased $109.1 million (or 14.3%) and net premiums earned decreased $90.5 million (or 11.6%).

•	GAAP combined ratio increased 57.0 percentage points.

•	Net investment income decreased $8.5 million (or 6.3%).

•	Net realized gains on investments decreased $103.9 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the year ended December 31, 2011 were $344.7 million, $297.0 million and $9.8 million, respectively, representing 52.9%, 45.6% and 1.5%, respectively, of total net premiums written. Combined ratios for these segments were 197.4%, 84.8% and 78.2%, respectively. Compared with the year ended December 31, 2010, net premiums written decreased $68.0 million (or 16.5%), $32.4 million (or 9.8%) and $8.7 million (or 46.8%) in the Property and Marine, Casualty and Finite Risk segments, respectively.

Total assets were $4.6 billion as of December 31, 2011, a decrease of $62.7 million (or 1.4%) from December 31, 2010. Fixed maturity investments and cash and cash equivalents were $4.2 billion as of December 31, 2011, a decrease of $42.5 million (or 1.0%) from December 31, 2010.

Shareholders’ equity was $1.7 billion as of December 31, 2011, a decrease of $204.6 million (or 10.8%) from $1.9 billion as of December 31, 2010.  Book value per common share was $47.59  as of December 31, 2011 based on 35.5 million common shares outstanding, a decrease of $2.61 (or 5.2%) from $50.20 as of December 31, 2010 based on 37.8 million common shares outstanding.  During the quarter ended December 31, 2011, the Company repurchased an aggregate of 1,807,068 common shares for $60.8 million at a weighted average cost, including commissions, of $33.64 per share.  During the year ended December 31, 2011, the Company repurchased an aggregate of 2,569,068 common shares for approximately $94.7 million at a weighted average cost, including commissions, of $36.86 per share.  The Company also purchased 2,500,000 options held by RenaissanceRe Holdings Ltd. for $47.9 million on January 20, 2011.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement).  The Financial Supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Wednesday, February 8, 2012 at 8:00 a.m. Eastern time.  The call may be accessed by dialing 888-239-5167 (US callers) or 913-312-1462 (international callers) or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com.  Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.  Please specify passcode 4532514.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Wednesday, February 8, 2012 until 11:00 a.m. Eastern time on Thursday, February 16, 2012.  To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 4532514. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including segment underwriting income (or loss), related underwriting ratios and book value per common share, are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures, which are used to monitor the results of operations, allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP. A reconciliation of such measures to the most comparable GAAP figures such as income (loss) before income taxes and total shareholders’ equity is presented in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies.  These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.  In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.  The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved.  Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, the occurrence of severe natural or man-made catastrophic events; the effectiveness of our loss limitation methods and pricing models; the adequacy of our ceding companies’ ability to assess the risks they underwrite; the adequacy of our liability for unpaid losses and loss adjustment expenses; the effects of emerging claim and coverage issues on our business; our ability to maintain our A.M. Best and S&P ratings; our ability to raise capital on acceptable terms if necessary; our exposure to credit loss from counterparties in the normal course of business; our ability to provide reinsurance from Bermuda to insurers domiciled in the United States; the effect on our business of the cyclicality of the property and casualty reinsurance business; the effect on our business of the highly competitive nature of the property and casualty reinsurance industry; losses that we could face from terrorism, political unrest and war; our dependence on the business provided to us by reinsurance brokers and our exposure to credit risk associated with our brokers during the premium and loss settlement process; the availability of catastrophic loss protection on acceptable terms; foreign currency exchange rate fluctuation; our ability to maintain and enhance effective operating procedures and internal controls over financial reporting; our need to make many estimates and judgments in the preparation of our financial statements; the limitations placed on our financial and operational flexibility by the representations, warranties and covenants in our debt and credit facilities; our ability to retain key executives and attract and retain additional qualified personnel in the future; the performance of our investment portfolio; fluctuations in the mortgage-backed and asset-backed securities markets; the effects of changes in market interest rates on our investment portfolio; the concentration of our investment portfolio in any particular industry, asset class or geographic region; the effects that the imposition of U.S. corporate income tax would have on Platinum Underwriters Holdings, Ltd. and its non-U.S. subsidiaries; the risk that U.S. persons who hold our shares will be subject to adverse U.S. federal income tax consequences under certain circumstances; the risk that U.S. persons who dispose of our shares may be subject to U.S. federal income taxation at the rates applicable to dividends on all or a portion of their gains, if any; the risk that holders of 10% or more of our shares may be subject to U.S. income taxation under the “controlled foreign corporation” rules; the effect of changes in U.S. federal income tax law on an investment in our shares; the possibility that we may become subject to taxes in Bermuda; the effect on our business of potential changes in the regulatory system under which we operate; the impact of regulatory regimes and changes to accounting rules on our financial results, irrespective of business operations; the uncertain impact on our business of the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010; the dependence of the cash flows of Platinum Underwriters Holdings, Ltd., a holding company, on dividends, interest and other permissible payments from its subsidiaries to meet its obligations; the risk that our shareholders may have greater difficulty in protecting their interests than would shareholders of a U.S. corporation; and limitations on the ownership, transfer and voting rights of our common shares.  As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.  For a detailed discussion of our risk factors, refer to Item 1A, "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2010.

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Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of December 31, 2011 and 2010
($ and amounts in thousands, except per share data)

	(unaudited)
	December 31,	December 31,
	2011	2010
Assets
Investments:
Fixed maturity securities	$2,788,700	$3,047,973
Short-term investments	588,834	176,648
Cash and cash equivalents	792,510	987,877
Accrued investment income	29,440	31,288
Reinsurance premiums receivable	159,387	162,682
Reinsurance balances (prepaid and recoverable)	14,662	18,434
Funds held by ceding companies	94,546	84,078
Deferred acquisition costs	28,779	36,584
Other assets	54,753	68,749
Total assets	$4,551,611	$4,614,313

Liabilities
Unpaid losses and loss adjustment expenses	$2,389,614	$2,217,378
Unearned premiums	121,164	154,975
Debt obligations	250,000	250,000
Commissions payable	62,773	59,388
Other liabilities	37,201	37,117
Total liabilities	$2,860,752	$2,718,858

Shareholders' Equity
Common shares	$355	$377
Additional paid-in capital	313,730	453,619
Accumulated other comprehensive income (loss)	146,635	(24,488)
Retained earnings	1,230,139	1,465,947
Total shareholders' equity	$1,690,859	$1,895,455

Total liabilities and shareholders' equity	$4,551,611	$4,614,313

Book value per common share (1)	$47.59	$50.20

(1)
Book value per common share is a non-GAAP financial measure as defined by Regulation G and is determined by dividing shareholders' equity by common shares outstanding of 35,526 and 37,758 at December 31, 2011 and December 31, 2010, respectively.

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)
For the Three and Twelve Months Ended December 31, 2011 and 2010
($ and amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Revenue
Net premiums earned	$167,322	$184,980	$689,452	$779,994
Net investment income	29,758	30,430	125,863	134,385
Net realized gains on investments	718	8,494	3,934	107,791
Net impairment losses on investments	(14,746)	(11,050)	(22,370)	(36,610)
Other income (expense)	(193)	(165)	645	(207)
Total revenue	182,859	212,689	797,524	985,353

Expenses
Net losses and loss adjustment expenses	125,032	152,283	805,437	467,420
Net acquisition expenses	34,904	32,742	133,177	146,676
Net changes in fair value of derivatives	(965)	3,089	4,329	9,588
Operating expenses	14,168	20,731	63,179	82,636
Net foreign currency exchange losses (gains)	(294)	2,446	(473)	1,385
Interest expense	4,770	4,764	19,072	18,996
Total expenses	177,615	216,055	1,024,721	726,701

Income (loss) before income taxes	5,244	(3,366)	(227,197)	258,652
Income tax expense (benefit)	(1,820)	14,358	(3,133)	43,154

Net income (loss)	$7,064	$(17,724)	$(224,064)	$215,498

Basic
Weighted average common shares outstanding	36,117	38,670	36,901	41,930
Basic earnings (loss) per common share	$0.20	$(0.46)	$(6.04)	$5.14

Diluted
Adjusted weighted average common shares outstanding	36,302	40,953	37,260	45,052
Diluted earnings (loss) per share (1)	$0.19	$(0.46)	$(6.04)	$4.78

Comprehensive income (loss)
Net income (loss)	$7,064	$(17,724)	$(224,064)	$215,498
Other comprehensive income (loss), net of deferred taxes	19,797	(83,083)	171,123	45,517
Comprehensive income (loss)	$26,861	$(100,807)	$(52,941)	$261,015

(1)
During a period of loss, the basic weighted average common shares outstanding is used in the denominator of the diluted loss per common share computation as the effect of including potential dilutive shares would be anti-dilutive.

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Three Months Ended December 31, 2011 and 2010
($ in thousands)

Three Months Ended December 31, 2011
	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$76,836	$74,547	$2,335	$153,718

Net premiums earned	81,980	82,785	2,557	167,322
Net losses and loss adjustment expenses	76,194	52,459	(3,621)	125,032
Net acquisition expenses	11,645	19,251	4,008	34,904
Other underwriting expenses	6,341	4,541	223	11,105
Segment underwriting income (loss)*	$(12,200)	$6,534	$1,947	(3,719)

Net investment income				29,758
Net realized gains (losses) on investments				718
Net impairment losses on investments				(14,746)
Other income (expense)				(193)
Net changes in fair value of derivatives				965
Corporate expenses not allocated to segments				(3,063)
Net foreign currency exchange (losses) gains				294
Interest expense				(4,770)
Income (loss) before income taxes				$5,244

Underwriting ratios:*
Net loss and loss adjustment expense	92.9%	63.4%	(141.6%)	74.7%
Net acquisition expense	14.2%	23.3%	156.7%	20.9%
Other underwriting expense	7.7%	5.5%	8.7%	6.6%
Combined	114.8%	92.2%	23.8%	102.2%

Three Months Ended December 31, 2010
	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$76,900	$82,656	$2,461	$162,017

Net premiums earned	92,065	90,307	2,608	184,980
Net losses and loss adjustment expenses	111,215	39,935	1,133	152,283
Net acquisition expenses	12,635	18,600	1,507	32,742
Other underwriting expenses	8,354	5,796	302	14,452
Segment underwriting income (loss)*	$(40,139)	$25,976	$(334)	(14,497)

Net investment income				30,430
Net realized gains (losses) on investments				8,494
Net impairment losses on investments				(11,050)
Other income (expense)				(165)
Net changes in fair value of derivatives				(3,089)
Corporate expenses not allocated to segments				(6,279)
Net foreign currency exchange (losses) gains				(2,446)
Interest expense				(4,764)
Income (loss) before income taxes				$(3,366)

Underwriting ratios:*
Net loss and loss adjustment expense	120.8%	44.2%	43.4%	82.3%
Net acquisition expense	13.7%	20.6%	57.8%	17.7%
Other underwriting expense	9.1%	6.4%	11.6%	7.8%
Combined	143.6%	71.2%	112.8%	107.8%

*	Segment underwriting income or loss and underwriting ratios are non-GAAP measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Twelve Months Ended December 31, 2011 and 2010
($ in thousands)

Twelve Months Ended December 31, 2011
	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$344,682	$296,989	$9,843	$651,514

Net premiums earned	356,976	318,734	13,742	689,452
Net losses and loss adjustment expenses	628,062	178,650	(1,275)	805,437
Net acquisition expenses	49,348	72,738	11,091	133,177
Other underwriting expenses	27,622	19,002	940	47,564
Segment underwriting income (loss)*	$(348,056)	$48,344	$2,986	(296,726)

Net investment income				125,863
Net realized gains (losses) on investments				3,934
Net impairment losses on investments				(22,370)
Other income (expense)				645
Net changes in fair value of derivatives				(4,329)
Corporate expenses not allocated to segments				(15,615)
Net foreign currency exchange (losses) gains				473
Interest expense				(19,072)
Income (loss) before income taxes				$(227,197)

Underwriting ratios:*
Net loss and loss adjustment expense	175.9%	56.0%	(9.3%)	116.8%
Net acquisition expense	13.8%	22.8%	80.7%	19.3%
Other underwriting expense	7.7%	6.0%	6.8%	6.9%
Combined	197.4%	84.8%	78.2%	143.0%

Twelve Months Ended December 31, 2010
	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$412,675	$329,397	$18,517	$760,589

Net premiums earned	418,763	343,812	17,419	779,994
Net losses and loss adjustment expenses	343,509	119,679	4,232	467,420
Net acquisition expenses	60,224	71,474	14,978	146,676
Other underwriting expenses	32,678	23,091	1,260	57,029
Segment underwriting income (loss)*	$(17,648)	$129,568	$(3,051)	108,869

Net investment income				134,385
Net realized gains (losses) on investments				107,791
Net impairment losses on investments				(36,610)
Other income (expense)				(207)
Net changes in fair value of derivatives				(9,588)
Corporate expenses not allocated to segments				(25,607)
Net foreign currency exchange (losses) gains				(1,385)
Interest expense				(18,996)
Income (loss) before income taxes				$258,652

Underwriting ratios:*
Net loss and loss adjustment expense	82.0%	34.8%	24.3%	59.9%
Net acquisition expense	14.4%	20.8%	86.0%	18.8%
Other underwriting expense	7.8%	6.7%	7.2%	7.3%
Combined	104.2%	62.3%	117.5%	86.0%

*	Segment underwriting income or loss and underwriting ratios are non-GAAP measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.